Exhibit 99.1

Bioventus Announces Fourth Quarter and Full Year 2023 Financial Results

•Accelerated fourth quarter sales growth to 7.6%, organic growth* of 14.3%
•Appointed Rob Claypoole as President and Chief Executive Officer, bringing more than 20 years of leadership experience in the global medical device industry
•Provides full-year 2024 financial guidance reflecting enhanced revenue growth and improved execution

DURHAM, NC — March 12, 2024 — Bioventus Inc. (Nasdaq: BVS) (“Bioventus” or the “Company”), a global leader in innovations for active healing, today announced fourth quarter and full-year financial results for the year ended December 31, 2023, and provided its financial guidance for full-year 2024.
“We returned to revenue growth, significantly improved adjusted EBITDA, and further enhanced our liquidity position as a result of our team’s strong execution in the fourth quarter of 2023,” commented Rob Claypoole, Bioventus’ President and Chief Executive Officer. “After immersing myself in the business over the last two months, it’s clear to me that Bioventus has a solid foundation of market-leading products and compelling growth prospects. Going forward, we remain committed to unlocking our full potential to help patients and create value for shareholders.”
Fourth Quarter 2023 Financial Results
For the fourth quarter, worldwide revenue totaled $135.4 million, an increase of 7.6% compared to the prior year. On an organic* basis, revenue increased 14.3%, driven by more than 20% growth in Pain Treatments and Surgical Solutions.
The Company also reported a fourth quarter net loss from continuing operations of $7.7 million, compared to net loss from continuing operations of $35.4 million in the prior-year period. Adjusted EBITDA* from continuing operations of $22.0 million advanced 28.1% from $17.2 million last year due to strong revenue growth and disciplined cost management.
Loss per share of Class A common stock from continuing operations was $0.10 per share, compared to a loss of $0.40 per share last year. Non-GAAP earnings per share from continuing operations* was $0.07 per share, compared to a loss of $0.02 per share in the prior year.
Full-Year 2023 Financial Results
Bioventus’ full-year 2023 worldwide revenue totaled $512.3 million, which was even compared to the prior year. On an organic* basis, revenue increased 3.6%, driven by 9.4% growth in Surgical Solutions.
The Company also reported a full-year 2023 net loss from continuing operations of $121.2 million, compared to net loss from continuing operations of $144.7 million in the prior year. Adjusted EBITDA from continuing operations* of $88.9 million advanced 29.5% from $68.6 million last year due to disciplined cost management and savings from a corporate restructuring implemented at the beginning of the year.
Loss per share of Class A common stock from continuing operations was $1.54 per share, compared to a loss of $1.70 per share last year. Non-GAAP earnings per share from continuing operations* was $0.02 per share, compared to $0.21 per share in the prior year.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Revenue By Business
The following tables represent net sales by geographic region and by business, for the three and twelve months of 2023 and 2022, respectively:

	Three Months Ended		Change as Reported		Constant Currency* Change
	December 31, 2023	December 31, 2022	$	%	%
U.S.
Pain Treatments	$52,926	$41,891	$11,035	26.3%
Restorative Therapies	27,664	31,739	(4,075)	(12.8%)
Surgical Solutions	38,218	34,942	3,276	9.4%
Total U.S. net sales	118,808	108,572	10,236	9.4%
International
Pain Treatments	6,218	6,367	(149)	(2.3%)	(6.3%)
Restorative Therapies	4,546	6,490	(1,944)	(30.0%)	(31.4%)
Surgical Solutions	5,851	4,405	1,446	32.8%	32.9%
Total International net sales	16,615	17,262	(647)	(3.7%)	(6.0%)
Total net sales	$135,423	$125,834	$9,589	7.6%	7.3%

	Year Ended		Change as Reported		Constant Currency* Change
	December 31, 2023	December 31, 2022	$	%	%
U.S.
Pain Treatments	$197,954	$194,830	$3,124	1.6%
Restorative Therapies	116,851	134,214	(17,363)	(12.9%)
Surgical Solutions	135,055	126,207	8,848	7.0%
Total U.S. net sales	449,860	455,251	(5,391)	(1.2%)
International
Pain Treatments	22,847	21,495	1,352	6.3%	5.3%
Restorative Therapies	20,222	20,420	(198)	(1.0%)	(0.7%)
Surgical Solutions	19,416	14,951	4,465	29.9%	30.3%
Total International net sales	62,485	56,866	5,619	9.9%	9.7%
Total net sales	$512,345	$512,117	$228	—%	—%

2023 Business Highlights
Bioventus continues to advance its strategic priorities with key achievements in 2023 that included the following:
•Driving improved execution and disciplined cost management throughout the year that resulted in a 29.5% increase in adjusted EBITDA for 2023. Revenue performance included double-digit volume growth in Pain Treatments and managing the pricing impact following a Medicare reimbursement methodology change implemented in July 2022.
•Simplifying its portfolio, enabling greater focus on execution, and enhancing liquidity through the divestiture of its Wound Business in the second quarter of 2023.
•Enhancing its liquidity position and significantly reducing its total net leverage ratio from the end of last year through reducing its debt obligations by $23.2 million and accelerating EBITDA.

*See below under “Use of Non-GAAP Financial Measures” for more details.

•Amending its Credit and Guaranty Agreement in early January 2024 with enhanced terms to provide additional covenant flexibility expected through the third quarter 2025.

2024 Financial Guidance
Bioventus introduced its financial guidance for full-year 2024. The Company expects:
•Net sales of $520 million to $535 million
•Adjusted EBITDA* of $89 million to $94 million
•Non-GAAP EPS* of $0.12 to $0.20
The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis, because the Company is unable to predict with reasonable certainty the impact and timing of acquisition related expenses, accounting fair-value adjustments, and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for Pain Treatments, Restorative Therapies and Surgical Solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.

Fourth Quarter 2023 Earnings Conference Call:
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on March 12, 2024. Those who would like to participate may dial 1-833-636-0497 (domestic and international) and refer to Bioventus Inc.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until March 11, 2025.

Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our future financial results and liquidity; the impact of our recent amendment to our Credit and Guaranty Agreement on our financial condition, operations, and liquidity; our business strategy, position and operations; and expected sales trends, opportunities, market position and growth. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause our actual results to differ materially from those contemplated in this press release include, but are not limited to the risk that if we are unable to meet our current operating projections or secure other sources of liquidity, substantial doubt about our ability to continue as a going concern may arise; the risk that we might not meet certain of our debt covenants under our Credit and Guaranty Agreement and might be required to repay our indebtedness; risks associated with the disposition of our Wound Business and expected impacts on our business; restrictions on operations and other costs associated with our indebtedness; our ability to

*See below under “Use of Non-GAAP Financial Measures” for more details.

complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; we maintain cash at financial institutions, often in balance that exceed federally insured limits; we are subject to securities class action litigation and may be subject to similar or other litigation in the future, which will require significant management time and attention, result in significant legal expenses and may result in unfavorable outcomes; our ability to maintain our competitive position depends on our ability to attract, retain and motivate our senior management team and highly qualified personnel; we are highly dependent on a limited number of products; our long-term growth depends on our ability to develop, acquire and commercialize new products, line extensions or expanded indications; we may be unable to successfully commercialize newly developed or acquired products or therapies in the United States; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the proposed down classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration (FDA) could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of Exogen; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products, such as our hyaluronic acid (HA) viscosupplements, or future products we may seek to commercialize; pricing pressure and other competitive factors; governments outside the United States might not provide coverage or reimbursement of our products; we compete and may compete in the future against other companies, some of which have longer operating histories, more established products or greater resources than we do; the reclassification of our HA products from medical devices to drugs in the United States by the FDA could negatively impact our ability to market these products and may require that we conduct costly additional clinical studies to support current or future indications for use of those products; our failure to properly manage our anticipated growth and strengthen our brands; risks related to product liability claims; fluctuations in demand for our products; issues relating to the supply of our products, potential supply chain disruptions, and the increased cost of parts and components used to manufacture our products due to inflation; our reliance on a limited number of third-party manufacturers to manufacture certain of our products; if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture certain of our products; economic political, regulatory and other risks related to international sales, manufacturing and operations; failure to maintain contractual relationships; security breaches, unauthorized access to or disclosure of information, cyberattacks, or other incidents or the perception that confidential information in our or our vendors' or service providers' possession or control is not secure; failure of key information technology and communications systems, process or sites; risks related to our debt and future capital needs; the risk that new material weaknesses could adversely affect our ability to report our results of operations and financial condition accurately and in timely manner; failure to comply with extensive governmental regulation relevant to us and our products; we may be subject to enforcement action if we engage in improper claims submission practices and resulting audits or denials of our claims by government agencies could reduce our net sales or profits; the FDA regulatory process is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products; if clinical studies of our future product candidates do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to expand the indications for or commercialize these products; legislative or regulatory reforms; our business may continue to experience adverse impacts as a result of the COVID-19 pandemic or similar epidemics; risks related to intellectual property matters; and the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in Bioventus' other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated balance sheets
As of December 31, 2023 and December 31, 2022
(Amounts in thousands, except share amounts) (unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$36,964	$30,186
Accounts receivable, net	122,789	136,295
Inventory	91,333	84,766
Prepaid and other current assets	16,913	18,551
Current assets attributable to discontinued operations	—	2,777
Total current assets	267,999	272,575
Property and equipment, net	36,605	27,456
Goodwill	7,462	7,462
Intangible assets, net	482,350	639,851
Operating lease assets	13,353	16,690
Investment and other assets	3,141	2,621
Long-term assets attributable to discontinued operations	—	405,994
Total assets	$810,910	$1,372,649
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,038	$36,697
Accrued liabilities	119,795	111,570
Current portion of long-term debt	27,848	33,056
Other current liabilities	4,816	3,607
Current liabilities attributable to discontinued operations	—	119,087
Total current liabilities	175,497	304,017
Long-term debt, less current portion	366,998	385,010
Deferred income taxes	1,213	2,248
Contingent consideration	18,150	17,431
Other long-term liabilities	27,934	22,810
Long-term liabilities attributable to discontinued operations	—	228,911
Total liabilities	589,792	960,427
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized as of December 31, 2023 and December 31, 2022, 63,267,436 and 62,063,014 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	63	62
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding as of December 31, 2023 and December 31, 2022	16	16
Additional paid-in capital	494,254	490,576
Accumulated deficit	(321,536)	(165,306)
Accumulated other comprehensive income (loss)	794	(110)
Total stockholders’ equity attributable to Bioventus Inc.	173,591	325,238
Noncontrolling interest	47,527	86,984
Total stockholders’ equity	221,118	412,222
Total liabilities and stockholders’ equity	$810,910	$1,372,649

BIOVENTUS INC.
Consolidated statements of operations and comprehensive loss
(Amounts in thousands, except share and per share data) (unaudited)

	Three Months Ended(1)		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales	$135,423	$125,834	$512,345	$512,117
Cost of sales (including depreciation and amortization of $10,357 and $15,389, $48,503, $45,622 respectively)	49,122	51,645	184,152	181,037
Gross profit	86,301	74,189	328,193	331,080
Selling, general and administrative expense	78,357	77,435	303,879	332,134
Research and development expense	3,262	5,946	13,446	23,854
Restructuring costs	(71)	4,620	840	6,779
Change in fair value of contingent consideration	290	282	719	1,102
Depreciation and amortization	2,102	1,543	8,842	9,748
Impairment of assets	—	—	78,615	—
Impairment of goodwill	—	—	—	124,697
Loss on disposals	1,196	—	3,577	—
Operating income (loss)	1,165	(15,637)	(81,725)	(167,234)
Interest expense, net	10,280	7,389	40,676	12,021
Other (income) expense	(709)	9,414	(1,290)	9,770
Other expense	9,571	16,803	39,386	21,791
Loss before income taxes	(8,406)	(32,440)	(121,111)	(189,025)
Income tax (benefit) expense, net	(750)	2,975	85	(44,374)
Net loss from continuing operations	(7,656)	(35,415)	(121,196)	(144,651)
Loss from discontinued operations, net of tax	—	(9,458)	(74,429)	(68,740)
Net loss	(7,656)	(44,873)	(195,625)	(213,391)
Loss attributable to noncontrolling interest - continuing operations	1,560	11,069	24,458	40,732
Loss attributable to noncontrolling interest - discontinued operations	—	1,874	14,937	13,955
Net loss attributable to Bioventus Inc.	$(6,096)	$(31,930)	$(156,230)	$(158,704)

Loss per share of Class A common stock:
Basic and Diluted from continuing operations	$(0.10)	$(0.40)	$(1.54)	$(1.70)
Basic and Diluted from discontinued operations	—	(0.12)	(0.95)	(0.89)
Loss per share of Class A common stock	$(0.10)	$(0.52)	$(2.49)	$(2.59)

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	63,101,172	61,931,586	62,647,554	61,389,107

(1) The three months ended December 31, 2023 and 2022 covered the periods beginning October 1, 2023 and October 2, 2022, respectively.

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands) (unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Operating activities:
Net loss	$(7,656)	$(44,873)	$(195,625)	$(213,391)
Less: Loss from discontinued operations, net of tax	—	(9,458)	(74,429)	(68,740)
Loss from continuing operations	(7,656)	(35,415)	(121,196)	(144,651)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	12,465	16,942	57,365	55,398
Equity-based compensation	1,775	3,432	2,722	17,585
Change in fair value of contingent consideration	290	282	719	1,102
Change in fair value of interest rate swap	—	22	—	(6,396)
Impairments of assets	—	10,285	78,615	134,982
Loss on disposals	1,196	—	3,577	—
Deferred income taxes	1,163	2,169	(2,377)	(46,658)
Unrealized (gain) loss on foreign currency fluctuations	(732)	(543)	665	1,383
Other, net	(102)	1,538	604	5,578
Changes in working capital	1,975	7,803	(3,181)	(29,730)
Net cash from operating activities - continuing operations	10,374	6,515	17,513	(11,407)
Net cash from operating activities - discontinued operations	—	(1,271)	(2,169)	(2,130)
Net cash from operating activities	10,374	5,244	15,344	(13,537)
Investing activities:
Proceeds from sale of a business	(222)	—	34,675	—
Purchase of property and equipment	(369)	(3,403)	(7,362)	(10,042)
Investments and acquisition of distribution rights	—	—	—	(1,478)
Other	—	—	—	(75)
Net cash from investing activities - continuing operations	(591)	(3,403)	27,313	(11,595)
Net cash from investing activities - discontinued operations	—	—	(11,506)	(104,841)
Net cash from investing activities	(591)	(3,403)	15,807	(116,436)
Financing activities:
Proceeds from issuance of Class A and B common stock	158	1,083	778	5,822
Tax withholdings on equity-based compensation	—	—	—	(3,352)
Borrowing on revolver	—	—	64,000	25,000
Payment on revolver	—	—	(49,000)	(25,000)
Debt financing costs	—	—	(3,661)	—
Proceeds from the issuance of long-term debt, net of issuance costs	—	—	—	79,659
Payments on long-term debt	—	(6,510)	(38,264)	(20,038)
Other, net	(172)	(11)	(506)	(15)
Net cash from financing activities	(14)	(5,438)	(26,653)	62,076
Effect of exchange rate changes on cash	368	1,052	629	521
Net change in cash, cash equivalents and restricted cash	10,137	(2,545)	5,127	(67,376)
Cash, cash equivalents and restricted cash at the beginning of the period	26,827	34,382	31,837	99,213
Cash, cash equivalents and restricted cash at the end of the period	$36,964	$31,837	$36,964	$31,837

Use of Non-GAAP Financial Measures
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” or "organic growth" to refer to the financial performance metric of comparing the stated period's organic revenue with the comparable reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with GAAP financial measures, allow the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock
We present Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A common stock, all non-GAAP financial measures, to supplement our GAAP financial reporting, because we believe these measures are useful indicators of our operating performance.
We define Adjusted EBITDA as net loss from continuing operations before depreciation and amortization, provision of income taxes and interest expense, net, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include acquisition and related costs, impairment of goodwill, impairment of assets, restructuring and succession charges, equity compensation expense, financial restructuring costs, loss on disposal of a business and other items. See the table below for a reconciliation of net loss from continuing operations to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income principally as measures of our operating performance and believes that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition and related costs in the cost of goods sold. We define Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin.
We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, impairment of goodwill, impairment of assets, restructuring and succession charges, financial restructuring costs, loss on disposal of a business and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of operating income (loss) and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
We define Non-GAAP Operating Expenses as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, impairments of goodwill, impairment of assets, restructuring and succession charges, financial restructuring costs, loss on disposal of a business and other items. See the table below for a reconciliation of operating expenses to Non-GAAP Operating Expenses.
*See below under “Use of Non-GAAP Financial Measures” for more details.

We define Non-GAAP R&D as research and development, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, and other items. See the table below for a reconciliation of operating expenses to Non-GAAP R&D.
We define Non-GAAP Net Income from continuing operations as Net Income from continuing operations, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, impairment of goodwill, impairment of assets, financial restructuring costs, loss on disposal of a business, other items and the tax effect of adjusting items. See the table below for a reconciliation of Net loss from continuing operations to Non-GAAP Net Income from continuing operations.
We define Non-GAAP Earnings per Class A share as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, impairment of goodwill, impairment of assets, financial restructuring costs, loss on disposal of a business, other items and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Net Sales, International Net Sales Growth and Constant Currency Basis
Net Sales, International Net Sales Growth and Constant Currency Basis are non-GAAP measures, which are calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
Prior Period Recast for Discontinued Operations
On February 27, 2023, the Company ceased to control CartiHeal for accounting purposes, and therefore, deconsolidated CartiHeal effective February 27, 2023. CartiHeal was part of the Company’s international reporting segment. The Company treated the deconsolidation of CartiHeal as a discontinued operation. Refer to Note 4. Acquisitions and divestitures and Note 15. Discontinued operations in the Company's Form 10-K for the period ended December 31, 2023, filed on March 12, 2024, for further details regarding the deconsolidation of CartiHeal.
The Company's prior period non-GAAP measures presented have been recast for the effect of the discontinued operations accounting.
Limitations of the Usefulness of Non-GAAP Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. These measures might exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. Additionally, other companies might define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures provided in this press release, including in the tables below, to their most directly comparable GAAP measures. Additionally, the Company does not provide U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the impact and timing of acquisitions related expenses, accounting fair-value adjustments and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA (unaudited)

	Three Months Ended		Years Ended
($, thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net loss from continuing operations	$(7,656)	$(35,415)	$(121,196)	$(144,651)
Interest expense, net	10,280	7,389	40,676	12,021
Income tax (benefit) expense, net	(750)	2,975	85	(44,374)
Depreciation and amortization(a)	12,465	16,942	57,365	55,398
Acquisition and related costs(b)	1,647	4,303	5,694	21,731
Restructuring and succession charges(c)	1,420	4,606	2,331	7,453
Equity compensation(d)	1,775	3,432	2,722	17,585
Financial restructuring costs(e)	226	—	7,291	—
Impairment of assets(f)	—	10,285	78,615	10,285
Impairment of goodwill(g)	—	—	—	124,697
Loss on disposal of a business(h)	222	—	1,539	—
Other items(i)	2,389	2,669	13,740	8,465
Adjusted EBITDA	$22,018	$17,186	$88,862	$68,610
(a)Includes for the three months ended December 31, 2023 and December 31, 2022 and the years ended December 31, 2023 and December 31, 2022, respectively, depreciation and amortization of $10,357, $15,389, $48,503 and $45,622 in cost of sales and $2,108, $1,553, $8,862 and $9,776 in operating expenses presented in the consolidated statements of operations and comprehensive loss.
(b)Includes acquisition and integration costs related to completed acquisitions, amortization of inventory step-up associated with acquired entities, loss on disposal of fixed assets related to acquired businesses, and changes in fair value of contingent consideration.
(c)Costs incurred were the result of adopting restructuring plans to reduce headcount, contract termination, reorganize management structure and consolidate certain facilities.
(d)Includes compensation expense resulting from awards granted under our equity-based compensation plans. The year ended December 31, 2023 includes the reversal of equity compensation expenses totaling $3.8 million related to the transition of our executive leadership.
(e)Financial restructuring costs include advisory fees and debt amendment related costs.
(f)Represents a non-cash impairment charge for intangible assets attributable to our Wound Business due its divestiture during the year ended December 31, 2023. Represents asset impairment charges on Trice Medical, Inc. for the year ended December 31, 2022.
(g)Represents a non-cash impairment charge due to the decline in the Company’s market capitalization.
(h)Represents the loss on the disposal of the Wound Business.
(i)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions or divestitures, projects associated with improving business capabilities/efficiencies and costs attributable to MOTYS. During the 2022 fiscal year, prior to obtaining the results from our Phase 2 trial, we elected to discontinue the development of MOTYS to focus our resources on other priorities, including the integration of our acquisitions and our expanded R&D and product development portfolio we inherited with these acquisitions. We incurred $1.0 million and $4.3 million in costs during the years ended December 31, 2023 and 2022, respectively, related to MOTYS. No further costs are expected related to MOTYS.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended December 31, 2023	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$86,301	$81,874	$3,262	$1,165	$(7,656)	$(0.10)
Reported GAAP margin	63.7%			0.9%
Depreciation and amortization(b)	10,357	2,102	6	12,465	12,465	0.16
Acquisition and related costs(c)	—	1,647	—	1,647	1,647	0.02
Restructuring and succession charges(d)	—	1,420	—	1,420	1,420	0.02
Financial restructuring costs(g)	—	226	—	226	226	—
Loss on disposal of a business(h)	—	222	—	222	222	—
Other items(i)	—	2,500	(111)	2,389	2,389	0.03
Tax effect of adjusting items(j)	—	—	—	—	(4,611)	(0.06)
Non-GAAP measure	$96,658	$73,757	$3,367	$19,534	$6,102	$0.07
Non-GAAP margin	71.4%			14.4%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income Continuing Operations	Adjusted EPS Continuing Operations

Three Months Ended December 31, 2022	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$74,189	$83,880	$5,946	$(15,637)	$(35,415)	$(0.40)
Reported GAAP margin	59.0%			(12.4%)
Depreciation and amortization(b)	15,389	1,543	10	16,942	16,942	0.22
Acquisition and related costs(c)	—	4,303	—	4,303	4,303	0.06
Restructuring and succession charges(d)	—	4,606	—	4,606	4,606	0.06
Impairment of assets(e)	—	—	—	—	10,285	0.13
Other items(i)	—	876	1,793	2,669	2,669	0.03
Tax effect of adjusting items(j)	—	—	—	—	(9,635)	(0.12)
Non-GAAP measure	$89,578	$72,552	$4,143	$12,883	$(6,245)	$(0.02)
Non-GAAP margin	71.2%			10.2%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Loss Continuing Operations	Adjusted EPS Continuing Operations

*See below under “Use of Non-GAAP Financial Measures” for more details.

Year Ended December 31, 2023	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$328,193	$396,472	$13,446	$(81,725)	$(121,196)	$(1.54)
Reported GAAP margin	64.1%			(16.0%)
Depreciation and amortization(b)	48,503	8,842	20	57,365	57,365	0.73
Acquisition and related costs(c)	—	5,694	—	5,694	5,694	0.07
Restructuring and succession charges(d)	—	2,331	—	2,331	2,331	0.03
Impairment of assets(e)	—	78,615	—	78,615	78,615	1.00
Financial restructuring costs(g)	—	7,291	—	7,291	7,291	0.09
Loss on disposal of a business(h)	—	1,539	—	1,539	1,539	0.02
Other items(i)	—	8,761	1,175	9,936	9,936	0.13
Tax effect of adjusting items(j)	—	—	—	—	(36,401)	(0.51)
Non-GAAP measure	$376,696	$283,399	$12,251	$81,046	$5,174	$0.02
Non-GAAP margin	73.5%			15.8%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income Continuing Operations	Adjusted EPS Continuing Operations

Year Ended December 31, 2022	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$331,080	$474,460	$23,854	$(167,234)	$(144,651)	$(1.70)
Reported GAAP margin	64.6%			(32.7%)
Depreciation and amortization(b)	45,622	9,748	28	55,398	55,398	0.72
Acquisition and related costs(c)	5,607	16,124	—	21,731	21,731	0.28
Restructuring and succession charges(d)	—	7,453	—	7,453	7,453	0.10
Impairment of assets(e)	—	—	—	—	10,285	0.13
Impairment of goodwill(f)	—	124,697	—	124,697	124,697	1.61
Other items(i)	—	4,130	4,335	8,465	8,465	0.11
Tax effect of adjusting items(j)	—	—	—	—	(66,540)	(1.04)
Non-GAAP measure	$382,309	$312,308	$19,491	$50,510	$16,838	$0.21
Non-GAAP margin	74.7%			9.9%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income Continuing Operations	Adjusted EPS Continuing Operations
(a)The "Reported GAAP Measure" under the "Operating Expenses" column is a sum of all GAAP operating expense line items, excluding research and development.
(b)Includes for the three months ended December 31, 2023 and December 31, 2022 and the years ended December 31, 2023 and December 31, 2022, respectively, depreciation and amortization of $10,357, $15,389, $48,503 and $45,622 in cost of sales and $2,108, $1,553, $8,862 and $9,776 in operating expenses presented in the consolidated statements of operations and comprehensive loss.
(c)Includes acquisition and integration costs related to completed acquisitions, amortization of inventory step-up associated with acquired entities, loss on disposal of fixed assets related to acquired businesses and changes in fair value of contingent consideration.
(d)Costs incurred were the result of adopting restructuring plans to reduce headcount, contract termination, reorganize management structure and to consolidate certain facilities.
(e)Represents a non-cash impairment charge for intangible assets attributable to our Wound Business due to our decision to divest the business in 2023. Represents asset impairment charges on Trice Medical, Inc. in 2022.
(f)Represents a non-cash impairment charge due to the decline in the Company’s market capitalization.
(g)Financial restructuring costs include advisory fees and debt amendment related costs.
(h)Represents the loss on disposal of the Wound Business.
*See below under “Use of Non-GAAP Financial Measures” for more details.

(i)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions or divestitures, projects associated with improving business capabilities/efficiencies and costs attributable to MOTYS. During the 2022 fiscal year, prior to obtaining the results from our Phase 2 trial, we elected to discontinue the development of MOTYS to focus our resources on other priorities, including the integration of our acquisitions and our expanded R&D and product development portfolio we inherited with these acquisitions. We incurred $1.0 million and $4.3 million in costs during the years ended December 31, 2023 and 2022, respectively, related to MOTYS. No further costs are expected related to MOTYS.
(j)Includes $15.3 million of tax impact related to the impairment of assets and an estimated tax impact of the remaining adjustments to Non-GAAP Net Income, calculated by applying a rate of 25.1% to those adjustments for the three months and year ended December 31, 2023. Includes $40.9 million of tax impact related to the impairment of assets and goodwill, and an estimated tax impact of the remaining adjustments to Non-GAAP Net Income, calculated by applying a rate of 24.8% to those adjustments for the three months and year ended December 31, 2022.
(k)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 20.0% and 20.3%, respectively, for the years ended December 31, 2023 and 2022.

Investor Inquiries and Media:
Dave Crawford
Bioventus
investor.relations@bioventus.com

*See below under “Use of Non-GAAP Financial Measures” for more details.